UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2021

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Aerojet Rocketdyne Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 252-8100

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 24, 2021, Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company”), issued a press release announcing payment of the previously declared $5.00 per share special cash dividend (the “Special Dividend”) to all stockholders of record of the Company’s common stock at the close of business on March 10, 2021, including holders of 2.25% Convertible Senior Notes on an as-converted basis. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Payment of the Special Dividend was made in connection with the previously announced Agreement and Plan of Merger, dated as of December 20, 2020, by and among the Company, Lockheed Martin Corporation, a Maryland corporation (“Lockheed Martin”), and Mizar Sub, Inc., a Delaware corporation and wholly owned subsidiary of Lockheed Martin (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Lockheed Martin. The payment of the Special Dividend will reduce the per share merger consideration to be paid by Lockheed Martin from $56.00 per share to $51.00 per share.

Item 9.01. Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press release issued by the Company on March 24, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aerojet Rocketdyne Holdings, Inc.

Date: March 24, 2021	By:	/s/ Arjun L. Kampani
	Name:	Arjun L. Kampani
	Title:	Senior Vice President, General Counsel and Secretary